Amendment No. 1 ("Amendment No. 1") to Employment Agreement
("Employment Agreement") made as of the 1st day of July, 1997, by and among Picture Vision, Inc. having offices at 209 Tenth Avenue South, Suite 425, Nashville, TN 37203 (the "Company"), Paradise Music Entertainment, Inc. ("Paradise") and JON SMALL, an individual with an address at 209 Tenth Avenue South, Suite 425, Nashville, TN 37203 (the "Executive"). The Company and Paradise are sometimes collectively referred to herein as the "Employer."

            The parties hereto wish to amend the Employment Agreement in the following respects:

            1. Except as otherwise provided in this Amendment No. 1, the terms used herein shall have the same meaning as the meaning set forth in the Employment Agreement.

            2.    The effective date of Amendment No. 1 shall be July 1, 1997.

            3. Section 4 (a)(v) of the Employment Agreement shall be amended by deleting the first sentence thereof and substituting the following:

                        "Any amounts which are deemed to be Loans to the
                  Executive (as computed in accordance with subsection (ii) above) shall be repayable by the Executive to the Paradise as follows: (x) 25% of the principal amount of the Loan at the end of each of the first and second fiscal years following the fiscal year on which the Loan occurred and (y) the remaining principal balance of the Loan at the end of the third fiscal year following the fiscal year in which the Loan occurred.

            4. The third sentence of Section 4(b) of the Employment Agreement shall be amended by deleting it in its entirety and substituting the following therefor:

                        "For purposes hereof, the term "extraordinary items"
                  shall mean all expenses (in the aggregate amount of $10,000 or more) incurred by Paradise outside the normal course of business that are determined in the sole discretion of the Compensation Committee of the Board of Directors of Paradise to be extraordinary items for purposes of this Section 4(b).

            5. The Employment Agreement as amended by this Amendment No. 1 shall remain in full force and effect.
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      IN WITNESS WHEREOF, the parties have set their hands and seals on and as of the day and year first above written.

                               PARADISE MUSIC & ENTERTAINMENT, INC.


                               By:
                                  ----------------------------------------------
                                   Name:
                                   Title:

                               PICTURE VISION, INC.


                               By:
                                  ----------------------------------------------
                                   Name:
                                   Title:


                               /s/ Jon Small
                               -------------------------------------------------
                               Jon Small